SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) September 30, 1996



                            The Allstate Corporation
               (Exact Name of Registrant as Specified in Charter)




   Delaware                        1-11840                       36-3871531
(State or Other                   (Commission                   (IRS Employer
 Jurisdiction of                   File Number)                  Identification
 Incorporation)                                                  Number)


  Allstate Plaza, Northbrook, Illinois                            60062
(Address of Principal Executive Offices)                       (Zip Code)


      Registrant's telephone number, including area code (847) 402-6075















                                   Page 1 of 6
                             Exhibit Index at page 4

Item 5.  Other Events
         ------------

         On September 30, 1996, the Registrant issued the press release attached hereto as Exhibit 99.




Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)      Exhibits



Exhibit No.                                           Description
----------                                            ------------

   99                                       Registrant's press release dated
                                            September 30, 1996.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                     THE ALLSTATE CORPORATION




                                                    By /s/  Samuel H. Pilch
                                                       --------------------
                                                     Name:  Samuel H. Pilch
                                                     Title: Controller





September 30, 1996

                                Index to Exhibits
                                -----------------



                                                                    Sequential
                                                                    Page
Number                  Description                                 Number
------                  -----------                                 ------


 99                     Registrant's press release dated              5
                        September 30, 1996

Allstate Insurance Company                                     Exhibit No. 99
NEWS
                                                          FOR MORE INFORMATION
                                                                Kathleen Hogan
                                                                 847-402-5600
FOR IMMEDIATE RELEASE


                          ALLSTATE TO RESUME SELLING PROPERTY
                               INSURANCE IN CALIFORNIA

         NORTHBROOK, Ill., September 30, 1996 -- Allstate Insurance Company announced today that it will soon resume normal business operations in California -- including the sale of property insurance - - as a result of the passage of the California Earthquake Authority (CEA).

         The CEA legislation, signed by the governor on Friday, will open up the property insurance market for Californians, and allow insurance companies such as Allstate to resume its position in the California homeowners marketplace.

         "This is a win-win for our customers, employees, agents and for insurers in California," said Jerry D. Choate, Chairman and Chief Executive Officer of Allstate. "In fact, this legislation helps anyone trying to purchase homeowners insurance in the state, furthering the rebound of California's economy."

         The passage of the CEA and resumption of the sale of property insurance in California follows the company's announcement this summer to reorganize its property operations in Florida, another catastrophe- prone area of the country. Once these actions are fully implemented, Allstate will be close to achieving its stated goal of reducing catastrophe exposure to the $1-billion range with a one percent probability per event.

         Allstate's catastrophe exposure management initiatives in California and Florida have been the company's highest priority in the past several years. Allstate has been working with regulatory officials and the legislature in California to find ways to reduce exposure while providing uninterrupted coverage for its customers.

CEA Passes
Page 2

         "Commissioner Quackenbush and the California Legislature, under the bi-partisan leadership of Senators William Lockyer and Assemblymen Curt Pringle and David Knowles, shoud be applauded for finding this solution, which will revitalize and bring stability to the property insurance marketplace in California. Without their effort and dedication, the homeowners insurance crisis would have been greatly exacerbated," said Choate.

         The CEA will become operational when at least 70 percent of the state's residential property insurance market agrees to participate and the necessary commitments from reinsurers are obtained. The Department of Insurance has said it expects the CEA to be selling policies by December 1. Allstate has officially declared its intention to participate in the CEA and will reflect the $150 million initial payment to the CEA in its third quarter earnings report. The exact date of Allstate's business resumption has yet to be announced.

         Allstate would also be obligated to pay additional assessments of approximately $750 million, in the event that the initial capitalization and retained earnings of the CEA are exhausted by claim payments. While management believes that this action has reduced the company's exposure to catastrophes in California, the extent of future reduction is uncertain.

          Allstate Insurance Company is the nation's second largest personal lines insurance company, insuring one of every eight homes and automobiles in the country. The company provides insurance for more than 20 million customers and has approximately 15,000 full-time agents in the U.S. and Canada. Allstate is also a major life insurer.

                                    # # #